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                                                                     Exhibit 5.1

                   [Letterhead of Gibson, Dunn & Crutcher LLP]
                     1050 Connecticut Avenue N.W., Suite 900
                              Washington, DC 20036

                                  March 4, 2000

ManTech International Corporation
12015 Lee Jackson Highway

Fairfax, VA 22033

         Re:      Registration Statement on Form S-8 of ManTech International
                  ------------------------------------------------------------
                  Corporation
                  -----------

Ladies and Gentlemen:

         We refer to the registration statement on Form S-8 ("Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act") filed by ManTech International Corporation, a Delaware corporation (the "Company"), with respect to the proposed offering by the Company of up to 3,000,000 shares (the "Shares") of the Class A common stock of the Company, $0.01 par value per share (the "Common Stock"), which are subject to issuance by the Company under the ManTech International Corporation Management Incentive Plan.

         We have examined the originals or certified copies of such corporate records, certificates of officers of the Company and/or public officials and such other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based on our examination mentioned above, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that the issuance by the Company of the Shares has been duly authorized and, when (a) the Registration Statement has become effective under the Act, and (b) the Shares are issued and paid for in accordance with the terms set forth in the Registration Statement and the Plan, the Shares will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing on the cover of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Securities and Exchange Commission.

                                      Very truly yours,

                                      /s/GIBSON, DUNN & CRUTCHER LLP

                                      GIBSON, DUNN & CRUTCHER LLP

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